                                                                      EXHIBIT 12

                           CS WIRELESS SYSTEMS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                               MARCH 9, 1994
                                                            YEAR ENDED FEBRUARY 28,         MARCH 1, 1994           TO
                                                        -------------------------------          TO            DECEMBER 31,
                                                          1992       1993       1994        MARCH 8, 1994          1994
                                                        ---------  ---------  ---------  -------------------  ---------------
Earnings:
    Net loss..........................................     (7,039)    (8,137)    (2,162)             (9)              (576)
    Add:
      Provision for income tax benefit................     --         --         --              --                   (179)
Fixed charges.........................................      6,302      6,653      3,130              39                148
                                                                                                     --
                                                        ---------  ---------  ---------                                ---
Earnings as adjusted (A)..............................       (737)    (1,484)       968              30                607
                                                                                                     --
                                                                                                     --
                                                        ---------  ---------  ---------                                ---
                                                        ---------  ---------  ---------                                ---
Fixed charges:
    Interest expense..................................      5,923      6,356      2,846              39                 62
    Rents under leases representative of an interest
      factor (1)......................................        379        297        284                                 86
                                                                                                     --
                                                        ---------  ---------  ---------                                ---
Fixed charges as adjusted (B).........................      6,302      6,653      3,130              39                148
                                                                                                     --
                                                                                                     --
                                                        ---------  ---------  ---------                                ---
                                                        ---------  ---------  ---------                                ---
Ratio of earnings to fixed charges (A) divided by
  (B).................................................     --    (2)    --    (2)    --    (2)         --    (2)       --    (2)
                                                                                                     --
                                                                                                     --
                                                        ---------  ---------  ---------                                ---
                                                        ---------  ---------  ---------                                ---

                                                         JANUARY 1,    SEPTEMBER 30,   NINE MONTHS
                                                           1995 TO        1995 TO         ENDED
                                                        SEPTEMBER 29,  DECEMBER 31,   SEPTEMBER 30,
                                                            1995           1995            1996
                                                        -------------  -------------  --------------
Earnings:
    Net loss..........................................       (1,875)        (1,207)        (19,334)
    Add:
      Provision for income tax benefit................         (649)          (393)        (10,234)
Fixed charges.........................................          332             37          18,152

                                                             ------         ------         -------
Earnings as adjusted (A)..............................       (2,192)        (1,563)        (11,416)

                                                             ------         ------         -------
                                                             ------         ------         -------
Fixed charges:
    Interest expense..................................          233              2          17,490
    Rents under leases representative of an interest
      factor (1)......................................           99             35             662

                                                             ------         ------         -------
Fixed charges as adjusted (B).........................          332             37          18,152

                                                             ------         ------         -------
                                                             ------         ------         -------
Ratio of earnings to fixed charges (A) divided by
  (B).................................................       --    (2)      --    (2)       --    (2)

                                                             ------         ------         -------
                                                             ------         ------         -------


------------

(1) Management of CS Wireless Systems, Inc. believes approximately one-third of rental and lease expense is representative of the interest component of rent expense.


(2) For the years ended February 28, 1992, 1993 and 1994, the period March 1, 1994 to March 8, 1994, the period March 9, 1994 to December 31, 1994, the period January 1, 1995 to September 29, 1995 the period September 30, 1995 to December 31, 1995 and the nine months ended September 30, 1996, earnings were inadequate to cover fixed charges by $7,039, $8,137, $2,162, $9, $755, $2,524, and $1,600 and $29,568 respectively.